UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GAMESQUARE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GAMESQUARE HOLDINGS INC.

6775 Cowboys Way, Ste. 1335

Frisco, Texas 75034

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 12:00 p.m. Central Time on August 13, 2026

Dear GameSquare Holdings, Inc. Stockholder:

You are cordially invited to attend our special meeting of stockholders (the “Special Meeting”), which will be held on August 13, 2026 at 12:00 p.m. Central Time. The Special Meeting will be conducted virtually via live webcast. You will be able to vote and submit your questions during the meeting by visiting https://meetnow.global/MK9FLSD. Please have your notice or proxy card in hand when you visit the website. During the Special Meeting, stockholders will be asked to vote on the following proposals, as more fully described in the accompanying proxy statement:

1. To approve an amendment to the Company’s First Amended and Restated Certificate of Incorporation, and authorize the Company’s Board of Directors (the “Board”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock, par value $0.0001 per share, within a range from 1 for 2 to 1 for 8, with the exact ratio of the reverse stock split to be determined by the Board;

2. To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies; and

3. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on July 13, 2026 as the record date for the Special Meeting. Only stockholders of record on July 13, 2026 are entitled to notice of and to vote at the Special Meeting. It is important that your shares are represented and voted at the Special Meeting. For specific voting instructions, please refer to the information provided in the proxy statement, together with your proxy card or the voting instructions you received with the proxy statement.

Your vote must be received by 12:00 p.m. Central Time, on [_____], 2026. For specific voting instructions, please refer to the information provided in the proxy statement, together with your proxy card or the voting instructions you received with the proxy statement. This proxy statement is being mailed to stockholders on or about July 22, 2026.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Special Meeting, we request that you submit your vote via the Internet, telephone or mail.

Thank you for your continued support of GameSquare Holdings, Inc.

By Order of the Board of Directors,

Justin Kenna
Chief Executive Officer and Director
Frisco, Texas
[_____], 2026

i

GAMESQUARE HOLDINGS, INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 12:00 p.m. Central Time on August 13, 2026

GENERAL INFORMATION

We are providing you with this Proxy Statement and the enclosed form of proxy in connection with the solicitation by our Board of Directors for use at our special meeting of stockholders (the “Special Meeting”). The Special Meeting will be conducted virtually via live webcast by visiting https://meetnow.global/MK9FLSD on August 13, 2026 at 12:00 p.m. Central Time. This Proxy Statement contains important information regarding our Special Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “GameSquare,” or the “Company” refers to GameSquare Holdings, Inc., a Delaware corporation.

This Proxy Statement and the accompanying proxy card or voting instruction form will first be made available to our stockholders on or about July 22, 2026.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on or that can be accessed through our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card, or if available, voting by telephone or the Internet. We have designated Michael Munoz and John Wilk to serve as proxies for the Special Meeting.

What matters will be voted on at the Special Meeting?

The following matters will be voted on at the Special Meeting:

Proposal 1: To approve an amendment to the Company’s First Amended and Restated Certificate of Incorporation, and authorize the Company’s Board of Directors (the “Board”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock, par value $0.0001 per share, within a range from 1 for 2 to 1 for 8, with the exact ratio of the reverse stock split to be determined by the Board;

Proposal 2: To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies; and

To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

1

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

●	“FOR” the approval of an amendment to the Company’s First Amended and Restated Certificate of Incorporation, and the authorization of the Company’s Board of Directors (the “Board”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock, par value $0.0001 per share, within a range from 1 for 2 to 1 for 8, with the exact ratio of the reverse stock split to be determined by the Board; and

●	“FOR” the approval of an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Special Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board of Directors does not intend to bring any other matters to be voted on at the Special Meeting. We are not currently aware of any other matters that may properly be presented by others for action at the Special Meeting.

Who is entitled to vote at the Special Meeting?

Holders of our Common Stock at the close of business on July 13, 2026, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting. Holders of Common Stock are entitled to one vote per share of Common Stock held as of the record date.

A list of stockholders entitled to vote at the Special Meeting will be available for inspection at our principal executive offices for at least ten (10) days prior to the Special Meeting and at the Special Meeting. A stockholder may examine the list for any legally valid purpose related to the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare, Inc., our transfer agent. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Special Meeting.

Beneficial Owner. You are a beneficial owner if, at the close of business on the record date, your shares were held by a brokerage firm, bank or other nominee and not in your name. Being a beneficial owner means that, like many of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. However, since a beneficial owner is not the stockholder of record, you may not vote your shares at the Special Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please see “What if I do not specify how my shares are to be voted?” for more information.

Do I have to do anything in advance if I plan to attend the Special Meeting?

The Special Meeting will be a virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the Special Meeting only if you were a holder of our Common Stock as of the close of business on July 13, 2026 or if you hold a valid proxy for the Special Meeting.

To participate in the Special Meeting, you will need the control number included on your notice or proxy card. The live webcast will begin promptly at 12:00 p.m. Central Time. We encourage you to access the meeting prior to the start time to allow ample time for the check-in procedures.

2

How do I ask questions during the Special Meeting?

We are committed to ensuring our stockholders have the same rights and opportunities to participate in the Special Meeting as if it had been held in a physical location. If you wish to submit a question during the meeting, you may log into https://meetnow.global/MK9FLSD and enter your 15- digit control number. Once past the login screen, type in your question, and click “Submit.”

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters are not pertinent to meeting matters and therefore will not be answered.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at https://meetnow.global/MK9FLSD.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares:

●	By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Your completed, signed and dated proxy card must be received prior to the Special Meeting.

●	By telephone or via the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the proxy card. We recommend that you have your proxy card in hand when voting by telephone or via the Internet. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or via the Internet must be received by 12:00 p.m. Central Time on [_____], 2026.

●	Attend the Special Meeting. You may vote at the Special Meeting by following the instructions at https://meetnow.global/MK9FLSD. Please have your notice or proxy card in hand when you visit the website.

Beneficial Owners. If you are a beneficial owner of your shares, you will receive voting instructions from the broker, bank or other nominee holding your shares. You should follow the voting instructions provided by your broker, bank or nominee in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. Shares held beneficially may be voted at the Special Meeting only if you obtain a legal proxy from the broker, bank or nominee giving you the right to vote the shares.

Whether or not you plan to attend the Special Meeting, we request that you vote by proxy to ensure your vote is counted. To vote, you will need the control number. The control number will be included in the notice or on your proxy card if you are a stockholder of record, or included with your voting instructions received from your broker, bank or other nominee if you hold your shares of common stock in “street name”.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access.

3

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

●	signing and returning a new proxy card with a later date;

●	entering a new vote by telephone or via the Internet by 12:00 p.m. Central Time on [________], 2026;

●	delivering a written revocation to our Corporate Secretary at 6775 Cowboys Way, Ste. 1335 Frisco, Texas 75034 by 5:00 p.m. Central Time on [_________], 2026; or

●	following the instructions at https://meetnow.global/MK9FLSD.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions on changing your vote.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

●	“FOR” the approval of an amendment to the Company’s First Amended and Restated Certificate of Incorporation, and the authorization of the Company’s Board of Directors (the “Board”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock, par value $0.0001 per share, within a range from 1 for 2 to 1 for 8, with the exact ratio of the reverse stock split to be determined by the Board;

●	“FOR” the approval of an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies; and

●	In the discretion of the named proxies regarding any other matters properly presented for vote at the Special Meeting.

Beneficial Owners. If you are a beneficial owner and you do not provide your broker, bank or other nominee with voting instructions, your broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of The Nasdaq Stock Market, brokers, banks and other nominees do not have discretion to vote on non-routine matters such as Proposal 1 and Proposal 2 absent direction from you. Therefore, if you do not provide voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may not vote your shares on Proposals 1 or 2.

What constitutes a quorum, and why is a quorum required?

A quorum is the minimum number of shares required to be present at the Special Meeting for the Special Meeting to be properly held under our bylaws, as amended (“Bylaws”), and Delaware law. The presence (including by proxy) of one-third (1/3) of all issued and outstanding shares of our stock entitled to vote at the Special Meeting, will constitute a quorum at the Special Meeting. As of the Record Date, we had [102,371,390] shares of Common Stock outstanding and entitled to vote at the Special Meeting. Accordingly, an aggregate of [102,371,390] shares are entitled to vote at the Special Meeting, and the presence of one-third (1/3) of such shares, or [34,123,797] shares, is required to constitute a quorum.

Your shares will be counted towards the quorum if you submit a proxy or vote at the Special Meeting. Abstentions and broker non-votes will also count towards the quorum requirement. If there is not a quorum, then either (i) the chairperson of the meeting, or (ii) a majority of the shares present at the Special Meeting may adjourn the meeting to a later date.

What is the effect of a broker non-vote?

Brokers, banks or other nominees who hold shares of our Common Stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Special Meeting. A broker non-vote occurs when a broker, bank or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Special Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote with respect to a particular proposal. Broker non-votes will have no effect on Proposal 1 or Proposal 2.

4

What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: To approve an amendment to the Company’s First Amended and Restated Certificate of Incorporation, and authorize the Company’s Board of Directors (the “Board”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock, par value $0.0001 per share, within a range from 1 for 2 to 1 for 8, with the exact ratio of the reverse stock split to be determined by the Board.	The affirmative vote of a majority of the issued and outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting and entitled to vote on the proposal	No
Proposal 2: To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.	The affirmative vote of a majority of the issued and outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting and entitled to vote on the proposal	No

With respect to Proposal 1, you may vote FOR, AGAINST or ABSTAIN. The affirmative vote of a majority of the issued and outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting and entitled to vote on the proposal is required to approve this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN. The affirmative vote of a majority of the issued and outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting and entitled to vote on the proposal is required to approve this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

Who will count the votes?

Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) has been engaged to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR and AGAINST votes, abstentions, and broker non-votes. Broadridge will also certify the election results and perform any other acts required by the Delaware General Corporation Law.

Who is paying for the costs of this proxy solicitation?

Proxies will be solicited by Company personnel, without additional compensation, personally or by mail, facsimile, telephone, messenger, or via the Internet. In addition, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to stockholders.

How can I find the results of the Special Meeting?

Preliminary results will be announced at the Special Meeting. Final results also will be published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the Special Meeting.

What does it mean if I receive more than one set of printed materials?

If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify our Corporate Secretary at mmunoz@gamesquare.com or 6775 Cowboys Way, Ste. 1335 Frisco, Texas 75034.

Beneficial owners may contact their broker, bank or other nominee to request information about householding.

5

PROPOSAL 1: THE REVERSE STOCK SPLIT PROPOSAL

On July 1, 2026, the Board adopted a resolution approving, and recommending that the Company’s stockholders approve, this proposal to grant the Board the authority to file an amendment (the “Reverse Split Amendment”) to the Company’s First Amended and Restated Certificate of Incorporation (the “Certificate”), to effect a reverse stock split (the “Reverse Stock Split”) at any ratio at the Board’s discretion, from 1 for 2 to 1 for 8, in order to comply with The Nasdaq Stock Market LLC (“Nasdaq”) minimum bid price requirements, pursuant to the proposed Reverse Split Amendment, the form of which is attached to this proxy statement as Appendix A.

Purposes and Effect of the Reverse Split Amendment

The Board has determined that if the Company’s share price does not regain the minimum bid price requirements by the Meeting date, it will be in the best interests of the Company and our stockholders to implement the Reverse Stock Split in order to reduce the number of shares of Common Stock outstanding. The Board believes that approval of a proposal providing the Board with this generalized grant of authority with respect to setting the split ratio, rather than mere approval of a pre-defined reverse stock split, will give the Board flexibility to set the ratio in accordance with current market conditions and therefore allow the Board to act in the best interests of the Company and our stockholders. If necessary, the Board intends to implement the Reverse Stock Split as soon as practicable if approved at the Special Meeting. The Reverse Stock Split proposal is not part of a going-private transaction.

The Reverse Stock Split is intended, among other things, to provide the capital structure that may facilitate further potential business and financing transactions and also increase the trading price of the Company’s Common Stock and provide us with greater liquidity and a stronger investor base.

Our Common Stock is listed on the Nasdaq Capital Market. On September 10, 2025, we received a notification letter (the “Nasdaq Notification”) from the Listing Qualifications Department of Nasdaq indicating that we failed to comply with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Nasdaq Notification provided that we had 180 calendar days from the date of the notification, or until March 9, 2026, to regain compliance. On March 10, 2026, the Company received a second notification letter (the “Second Notification”) from Nasdaq indicating that, while the Company has not yet regained compliance with the Nasdaq minimum bid price requirement, Nasdaq has determined that the Company is eligible for an additional 180 calendar day period, or until September 7, 2026, to regain compliance. According to the Second Notification, Nasdaq’s determination was based on (i) the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Nasdaq minimum bid price requirement, and (ii) the Company’s written notice of its intention to cure the deficiency by September 7, 2026, by effecting a reverse stock split, if necessary.

If at any time after the proposed Special Meeting, and the proposed reverse split is effected, the closing bid price of our Common Stock is at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide the Company written confirmation of compliance. The Nasdaq staff may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. If compliance cannot be demonstrated by the set date, Nasdaq will provide written notification that our securities will be delisted.

The Reverse Stock Split would decrease the total number of shares of our Common Stock outstanding and should, absent other factors, proportionately increase the market price of our Common Stock, which would be above $1.00 per share. Therefore, the Board believes that the Reverse Stock Split is an effective means for us to regain compliance with Nasdaq’s minimum bid price requirement.

After the Reverse Stock Split is effected, if at all, we will continue to be subject to the periodic reporting requirements of the Exchange Act. By itself, the Reverse Stock Split will not have any impact on the market in which our common stock is traded; however, our Common Stock would be identified with a new CUSIP number following any Reverse Stock Split.

6

Certain Risks Associated with the Reverse Stock Split

The effect of the Reverse Stock Split upon the market price for our Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, while we expect that the Reverse Stock Split will result in an increase in the per share price of our Common Stock, there is no assurance that the price per share of our Common Stock after the Reverse Stock Split is implemented will be two, three, four, or five times, as applicable, the price per share of our Common Stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. This will depend on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding.

Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results which have been outlined above. In particular, we cannot assure you that the Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the initial and continued listing requirements of Nasdaq or any other national securities exchange. Moreover, because some investors may view a reverse stock split negatively, there can be no assurance that the Reverse Split Amendment will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

In addition, although we believe the Reverse Stock Split may enhance the desirability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to institutional and other long-term investors or that the liquidity of our Common Stock will increase since there would be a reduced number of shares outstanding after the Reverse Stock Split.

Stockholders should recognize that if the Reverse Stock Split is effected, they will own a smaller number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Stock Split divided by two, three, four, or five, as applicable). Therefore, if the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of our Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

However, the Board has determined that these negative factors are outweighed by the potential benefits.

Mechanics of the Reverse Stock Split

No Fractional Shares

Stockholders will not receive fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, stockholders who would have been entitled to a fractional share will receive such additional fraction of a share of Common Stock as is necessary to increase the fractional share to which they were entitled to a full share.

Effect on Stock Options and Warrants

●	The per share exercise price of any outstanding stock options would be increased proportionately, and the number of shares issuable under outstanding stock options, all other outstanding equity-based awards, and the stock incentive plan would be reduced proportionately; and

●	The exercise, exchange or conversion price of all other outstanding securities that are exercisable or exchangeable for or convertible into shares of our Common Stock would be proportionately adjusted and the number of shares of Common Stock issuable upon such exercise, exchange or conversion would be proportionately adjusted.

7

The table below provides examples of a Reverse Stock Split at various ratios between 1 for 2 to 1 for 8:

Shares Outstanding as of [July 2], 2026	Reverse Stock Split Ratio	Shares Outstanding After Reverse Stock Split	Reduction in Shares Outstanding
102,371,390	1 for 2	51,185,695	51,185,695
102,371,390	1 for 3	34,123,797	68,247,593
102,371,390	1 for 4	25,592,848	76,778,542
102,371,390	1 for 5	20,474,278	81,897,112
102,371,390	1 for 6	17,061,898	85,309,492
102,371,390	1 for 7	14,624,484	87,746,906
102,371,390	1 for 8	12,796,424	89,574,966

The Reverse Stock Split will affect all holders of the Company’s Common Stock uniformly and will not change the proportionate equity interests of such stockholders, nor will the respective voting rights and other rights of holders of the Company’s Common Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the Reverse Stock Split.

The Reverse Stock Split will not affect total stockholders’ equity on the Company’s balance sheet. As a result of the Reverse Stock Split, the stated capital component attributable to the Company’s Common Stock will be reduced to an amount equal to one-half to one-eighth of its present amount, in accordance with the range selected by the Board, and the additional paid-in capital component will be increased by the amount by which the Common Stock is reduced. Amounts for earnings (loss) per share of Common Stock will be restated for the effects of the Reverse Stock Split and will be higher than the previously disclosed amounts because there will be fewer shares of the Common Stock outstanding.

Authorized Shares of Common Stock

Because the number of authorized shares of Common Stock will not be reduced proportionately, the Reverse Stock Split will increase the ability of the Board to issue authorized and unissued shares without further stockholder action. We currently do not have any plans, arrangements or understandings to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split. However, as we have previously disclosed in our filings with the SEC, the development of our business will require additional capital, and continued operations depend on our ability to raise additional funding, which could occur through fundraising transactions that involve issuance of shares of Common Stock or securities convertible into or exercisable for Common Stock; depending on several factors including the number of shares that are issued or issuable in any such transaction, such shares could include authorized but unissued shares that would become available as a result of the Reverse Stock Split.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board currently intends to effect the Reverse Stock Split if compliance with Nasdaq’s minimum bid price requirements is not achieved by the Meeting date. If the trading price of our Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Common Stock can be maintained above $1.00. There also can be no assurance that our Common Stock will not be delisted from Nasdaq for other reasons.

8

If our stockholders approve the Reverse Stock Split Proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and our stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary date of the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment will be abandoned.

The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Appraisal Rights

Under the General Corporation Law of the State of Delaware, stockholders will not be entitled to exercise appraisal rights in connection with the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any interest that differs from our stockholders with regard to the treatment of any securities of the Company that they own in the event that the Reverse Stock Split is effected.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split generally applicable to beneficial holders of shares of the Common Stock and does not purport to be a complete discussion of all possible tax consequences. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, holders subject to the alternative minimum tax, regulated investment companies or real estate investment trusts, partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members), traders in securities who elect to use a mark-to-market method of accounting for their securities holdings, persons holding Common Stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; persons who acquire shares of Common Stock in connection with employment or other performance of services; persons who hold Common Stock as qualified small business stock within the meaning of Section 1202 of the Code, U.S. expatriates and foreign stockholders. The following summary is based on the provisions of the Internal Revenue Code (the “Code”), applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the Reverse Stock Split and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

9

The federal income tax consequences of the Reverse Stock Split to a stockholder may depend upon whether such stockholder receives solely a reduced number of shares of Common Stock in exchange for its old shares of Common Stock or whether such stockholder also receives an additional fraction of a share of Common Stock (a “Round-Up Fractional Share”) as is necessary to increase the fractional share the shareholder would have received to a full share.

The Company believes that the Reverse Stock Split should constitute a recapitalization pursuant to Section 368(a)(1)(E) of the Code.

Subject to the discussion below addressing the receipt by certain shareholders of a Round-Up Fractional Share, a stockholder should not recognize gain or loss for federal income tax purposes as a result the Reverse Stock Split. In the aggregate, such stockholder’s basis in the reduced number of shares of Common Stock (aside from any Round-Up Fractional Share) should equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares should include its holding period in its old shares exchanged therefore.

The federal income tax treatment to stockholders who receive a Round-Up Fractional Share is unclear. The IRS may take the position that the receipt of an additional portion of a share results in a taxable distribution (i.e., a dividend to the extent of earnings and profits, otherwise a return of basis then capital gain), or it may take the position that no income or gain is recognized as the rounding is incidental to the tax-free recapitalization. Any income or gain recognized should not exceed the excess of the fair market value of such full share over the fair market value of the fractional share to which such stockholder was otherwise entitled. Stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a Round-Up Fractional Share in the Reverse Stock Split.

The Company should not recognize any gain or loss as a result of the Reverse Stock Split.

The above discussion is solely written in connection with the proposed Reverse Stock Split and is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties.

Additional Information

The information set forth in this Proposal is qualified in its entirety by reference to the full text of the form of the Reverse Split Amendment attached to this proxy statement as Appendix A. Stockholders are urged to carefully read this document.

Required Vote; Board of Directors Recommendation

The approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting. You may vote “For” or “Against” or “Abstain” from this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

10

PROPOSAL 2: THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow us to adjourn the Special Meeting from time to time, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal or to establish a quorum for the Special Meeting.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the aforementioned proposal or to establish a quorum.

Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Special Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.

Required Vote; Board of Directors Recommendation

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting. You may vote “For” or “Against” or “Abstain” from this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS  THAT YOU VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL

11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of [July 2], 2026 with respect to the beneficial ownership of our Common Stock by (i) each person we believe beneficially holds more than 5% of the outstanding shares of our Common Stock based solely on our review of SEC filings or information provided to us by such person; (ii) each executive officer and director of the Company; and (iii) all Company directors and executive officers as a group. As of [July 13], 2026, [102,371,390] shares of our Common Stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of our Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. Unless otherwise noted below, the address of each stockholder listed on the table is c/o GameSquare Holdings, Inc., 6775 Cowboys Way, Ste. 1335 Frisco, Texas 75034.

Name and Address of Beneficial Owner(1)	Number of Common Shares	Percentage of Outstanding Shares
5% Holders
Entities affiliated with John Goff(2)	4,765,498	4.6%
Entities affiliated with Blue & Silver Ventures, Ltd.(3)	6,332,582	6.2%

Directors, Director Nominees and Named Executive Officers
Justin Kenna(4)	2,082,891	2.0%
Travis Goff(5)	387,135	*
Jeremi Gorman(9)	297,208	*
Stuart Porter(6)	1,531,183	1.5%
Tom Walker	-	*
Paul Hamilton(7)	664,273	*
Michael Munoz(8)	124,128	*
All Company directors and current executive officers as a group (7 individuals)	5,086,818	4.9%

*	Less than one percent

12

(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o GameSquare Holdings, Inc., 6775 Cowboys Way, Ste. 1335, Frisco, Texas, USA, 75034.

(2)	Includes: (i) 4,102,505 shares held by JCG 2016 Holdings, LP (“JCG Holdings”); (ii) 441,766 shares issuable pursuant to the exercise of PIPE Warrants held by JCG Holdings and (iii) 221,227 shares held by Goff Family Investments, LP (“Family Investments”). Goff Capital, Inc. (“Goff Capital”), as general partner to Family Investments, may be deemed to beneficially own the securities held of record by Family Investments. John C. Goff is the Chief Executive Officer of Goff Capital. JCG 2016 Management, LLC (“Holdings GP”), as general partner to JCG Holdings, may be deemed to beneficially own the securities held of record by JCG Holdings. John C. Goff 2010 Family Trust (“Goff Family Trust”) is the sole shareholder of Goff Capital and Holdings GP and may be deemed to beneficially own the securities held of record by JCG Holdings and Family Investments. John C. Goff is the sole trustee of Goff Family Trust, which is the sole shareholder of Goff Capital and Holdings GP, and consequently, he may be deemed to beneficially own the securities held of record by JCG Holdings and Family Investments. This information is as of [July 13], and is based solely on information set forth in Schedule 13D/A filed with the SEC on May 26, 2026 by John C. Goff. The address for JCG Holdings, Family Investments, Goff Capital, Holdings GP, Goff Family Trust and John C. Goff is 3230 Camp Bowie Blvd. Suite 800, Fort Worth, TX 76107.

(3)

Includes (i) 5,997,620 shares held by Blue & Silver Ventures, Ltd. and (ii) 334,962 shares issuable upon outstanding warrants exercisable within 60 days of [July 13], 2026 held by Blue & Silver Ventures, Ltd.

(4)	Includes (i) 115,321 shares held directly by Mr. Kenna; (ii) 1,661,936 shares held by Kenna Holdings Inc.; (iii) 174,323 shares issuable upon outstanding RSUs exercisable within 60 days of [July 13], 2026 held by Mr. Kenna and (iv) 131,311 shares issuable upon outstanding stock options exercisable within 60 days of [July 13], 2026 held by Mr. Kenna.

(5)	Includes (i) 250,429 shares held directly by Travis Goff, (ii) 5,395 shares of common stock underlying outstanding warrants that are exercisable within 60 days of [July 13], 2026 held by Travis Goff and (iii) 131,311 shares issuable upon outstanding stock options exercisable within 60 days of [July 13], 2026 held by Travis Goff.

(6)	Includes (i) 1,049,357 shares held directly by Mr. Porter, (ii) 107,914 shares of common stock underlying outstanding warrants that are exercisable within 60 days of [July 13], 2026 held by Mr. Porter, (iii) 148,933 shares issuable upon outstanding stock options exercisable within 60 days of [July 13], 2026 held by Mr. Porter, (iv) 8,313 shares of common stock underlying outstanding restricted stock awards that are exercisable within 60 days of [July 13], 2026 held by Mr. Porter, and (v) 216,666 shares held indirectly by Mr. Porter through Three Curve Capital LP.

(7)	Includes (i) 503,003 shares held by AEV Esports, LLC, (ii) 100,000 shares held by Mr. Hamilton, and (iii) 61,270 shares issuable upon outstanding stock options exercisable within 60 days of [July 13], 2026 held by Mr. Hamilton. Mr. Hamilton is the President and Chief Executive Officer of AEV Esports, LLC, and may be deemed to share voting and dispositive control over the shares held by AEV Esports, LLC.

(8)	Includes (i) 43,423 shares held directly by Mr. Munoz and (ii) 80,705 shares issuable upon outstanding RSUs exercisable within 60 days of [July 13], 2026 held by Mr. Munoz.

(9)	Includes (i) 165,897 shares held directly by Ms. Gorman, and (ii) 131,311 shares issuable upon outstanding stock options exercisable within 60 days of [July 13], 2026 held by Ms. Gorman.

13

OTHER INFORMATION

Stockholder Proposals

Stockholder Proposals for 2027 Annual Meeting

The submission deadline for stockholder proposals to be included in our proxy materials for the 2027 Annual Meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is January 12, 2027 except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Corporate Secretary at GameSquare Holdings, Inc., 6775 Cowboys Way, Ste. 1335 Frisco, Texas 75034 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2027 Annual Meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Advance Notice Procedure for 2027 Annual Meeting

Under our Bylaws, director nominations and other business may be brought at an Annual Meeting of stockholders in accordance with the requirements of our Bylaws as in effect from time to time. Among other things, in addition to the advance notice deadline for stockholder proposals or director nominations under Rule 14a-8 of the Exchange Act, our Bylaws provide that written notice of a meeting of stockholders shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote as of the record date for the meeting. Please refer to the full text of our Bylaws for additional information and requirements. A copy of our current Bylaws has been filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which were amended on April 10, 2026, and filed with the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 14, 2026. Copies of the Bylaws and the Bylaws amendment may be obtained by writing to our Corporate Secretary at the address listed in our proxy materials.

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify our Corporate Secretary, GameSquare Holdings, Inc. at 6775 Cowboys Way, Ste. 1335 Frisco, Texas 75034.

Where You Can Find More Information

Our financial statements for the fiscal year ended December 31, 2025 are included in our Annual Report on Form 10-K. Our Annual Report and this Proxy Statement are posted on our website at https://investors.gamesquare.com/financials and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Corporate Secretary, GameSquare Holdings, Inc., 6775 Cowboys Way, Ste. 1335 Frisco, Texas 75034.

* * *

The Board of Directors does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our stock be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, requested to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
By Order of the Board of Directors
GAMESQUARE HOLDINGS, INC.

Justin Kenna
Chief Executive Officer and Director

Frisco, Texas
[_____], 2026

14

Appendix A

CERTIFICATE OF AMENDMENT TO THE

FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GAMESQUARE HOLDINGS, INC.

GameSquare Holdings, Inc. (the “Corporation”), a corporation existing under and by virtue of General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.	The name of the Corporation is GameSquare Holdings, Inc.

2.	The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on March 7, 2024. The First Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Amended and Restated Certificate of Incorporation”) was filed in the office of the Secretary of State of the State of Delaware on June 18, 2026.

3.	The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Amended and Restated Certificate of Incorporation as follows:

The Amended and Restated Certificate of Incorporation is hereby amended by adding the following new Section E immediately below Section D of the FOURTH Article:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to Delaware General Corporation Law of this amendment to this Certificate of Incorporation, each [_________(_)] shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive such additional fraction of a share of Common Stock as is necessary to increase the fractional shares to a full share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. No changes are being made to the number of authorized shares.”

4.	Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer, as of the ______ day of __________, 2026.

GAMESQUARE HOLDINGS, INC.

By:
Name:	Justin Kenna
Title:	Chief Executive Officer and Director

15

GAMESQUARE HOLDINGS, INC.

Computershare

320 Bay Street, 14th Floor
Toronto, ON M5H 4A6
www.computershare.com

Security Class

Holder Account Number

Fold

Preliminary Copy – Subject to Completion

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management.**
6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

Fold

Proxies submitted must be received by 12:00 pm, Central Time, on [ ], 2026.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

To Receive Documents Electronically

- You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com.

To Virtually Attend the Meeting

- You can attend the meeting virtually by visiting the URL provided on the back of this document.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

Appointment of Proxyholder

I/We being holder(s) of securities of GameSquare Holdings, Inc. (the "Company") hereby appoint: Mike Munoz, or failing him, John Wilk, General Counsel (the "Management Nominees")

OR

Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

Note: If completing the appointment box above YOU MUST go to http://www.computershare.com/Gamesquare and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the appointee with an Invite Code to gain entry to the online meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Special Meeting of shareholders of the Company to be held online at https://meetnow.global/MK9FLSD on August 13, 2026 at 12:00 pm, Central Time and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

Fold

Fold

Signature of Proxyholder

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management.**
If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President.

Signature(s)

Signing Capacity

Date

DD / MM / YY

S N K Q 3 8 6 7 6 0 A R 0